                                                                PRELIMINARY COPY

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                RICH COAST INC.
                                ---------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on the table below per Exchange Act Rules 14a-6 (i) (4) and 0-
     11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                                            PRELIMINARY COPY



December 4, 1998

To Our Shareholders:

     You are cordially invited to the Special Meeting of Shareholders (the "Meeting") of Rich Coast Inc. (the "Company") to be held at the offices of the Company, 10200 Ford Road, Dearborn, Michigan 48126, on Wednesday, January 13, 1999 at 10:00 a.m. local time.

     The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

     Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

     WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

                                         Sincerely,



                                         James P. Fagan, President

                                                            PRELIMINARY COPY
                                Rich Coast Inc.
                                10200 Ford Road
                           Dearborn, Michigan  48126
                                 (313) 582-8866

--------------------------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 13, 1999
--------------------------------------------------------------------------------

December 4, 1998

To the Shareholders of Rich Coast Inc.:

     The Special Meeting of Shareholders (the "Meeting") of Rich Coast Inc. (the "Company") will be held at the offices of the Company, 10200 Ford Road, Dearborn, Michigan 48126, on Wednesday, January 13, 1999, at 10:00 a.m. local time, to consider and act upon the following matter:

     1. Approve an amendment to Article II of the Company's Articles of Incorporation to authorize 10,000,000 shares of $0.001 par value Preferred Stock. In the event that this proposal is approved by the Company's shareholders, the Company intends to immediately designate 2,500,000 shares of the Preferred Stock as Series A Convertible Preferred Stock and intends to make available for issuance 1,500,000 shares of the Series A Convertible Preferred Stock to the holders of the Company's $1,500,000 convertible debentures in exchange for their convertible debentures. Management desires to exchange the debentures for shares of Preferred Stock because the exchange of debt for equity will help the Company meet the minimum listing requirements established by Nasdaq for continued listing on the Nasdaq SmallCap Market. If this proposal is approved, the Company has no intent to issue any shares of the Preferred Stock to the Company's management.

     The transaction of such other business as may properly come before the Meeting or any adjournments thereof will be considered and acted upon. The Board of Directors is not aware of any other business to come before the Meeting. Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on November 30, 1998, as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

     EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                          BY ORDER OF THE BOARD OF DIRECTORS,


                          James P. Fagan, President

                                                            PRELIMINARY COPY


                                RICH COAST INC.
                                10200 Ford Road
                           Dearborn, Michigan  48126
                                 (313) 582-8866

--------------------------------------------------------------------------------
                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 13, 1999
--------------------------------------------------------------------------------

December 4, 1998

To Our Shareholders:

  This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Rich Coast Inc. (the "Company") of proxies to be used at the Special Meeting of Shareholders (the "Meeting") to be held at the offices of the Company, 10200 Ford Road, Dearborn, Michigan 48126, on Wednesday, January 13, 1999, at 10:00 a.m. local time, and at any adjournments or postponements thereof. The Meeting is being held for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Special Meeting of Shareholders (collectively, the "Proxy Materials") are first being mailed to shareholders beginning on or about December 4, 1998.

                              GENERAL INFORMATION

SOLICITATION

     The enclosed proxy is being solicited by the Company's Board of Directors. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company has engaged Georgeson & Company, Inc. to assist in the distribution of proxy materials and in proxy solicitations regarding the Meeting. Georgeson & Company will perform these services at an anticipated cost of approximately $7,500, plus out-of-pocket expenses. Banks, brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation materials to their principals and customers where appropriate, and the Company will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the shares.

Voting Rights and Votes Required

     Holders of shares of Rich Coast Inc. common stock, $0.001 par value (the "Common Stock"), at the close of business on November 30, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, ______________ shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share.

     The presence, in person or by proxy, of holders of one-third of the voting shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.

     The affirmative vote of a majority of shares outstanding on the Record Date is required to approve Proposal One. As to this proposal, a shareholder may:
(i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal, or (iii) "ABSTAIN" with respect to the proposal. Proposal One shall be determined without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     As to the other matters that may properly come before the Meeting, unless otherwise required by law, the Articles of Incorporation, or the Bylaws, the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy and entitled to vote on the matter shall be sufficient to approve the matter.

VOTING AND REVOCABILITY OF PROXIES

     Shares of Common Stock represented by all properly executed proxies received at Georgeson & Company, Inc. by January ____, 1999 will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the proposal set forth in this Proxy Statement. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

     The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company's corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables sets forth the beneficial ownership of the Company's Common Stock as of November 16, 1998 by each Director and each Executive Officer of the Company, and by all Directors and Executive Officers as a group, at which date 4,921,869 shares of Common Stock were outstanding:


Name                                               Shares Beneficially Owned      Percent of Class
----------------------------------------------  -------------------------------  -------------------
ROBERT W. TRUXELL                                                     1,026,462(1)             18.32%
Chairman/Director/Secretary

JAMES P. FAGAN                                                          633,327(2)             11.56%
President/CEO/Director

THORNTON J. DONALDSON                                                    70,964(3)              1.42%
Director

GEOFFREY HORNBY                                                          13,548(4)                  *
Director

GEORGE P. NASSOS                                                         51,446(5)              1.03%
Director

ALL DIRECTORS AND EXECUTIVE OFFICERS                                  1,795,747(6)             28.57%
AS A GROUP (FIVE PERSONS)


*    Less than 1%

(1) Includes: (i) 345,800 shares held jointly with his wife; (ii) currently exercisable options and warrants to purchase 50,000 shares at $0.72 per share; (iii) currently exercisable options to purchase 505,662 shares at $0.80 per share; and (iv) currently exercisable options to purchase 125,000 shares at $1.00 per share.

(2) Includes currently exercisable options and warrants to purchase: (i) 70,386 shares at $0.80 per share; (ii) 125,000 common shares at $0.88 per share; and (iii) 360,841 shares at $1.00 per share.

(3) Includes currently exercisable options to purchase 52,500 shares at $1.00 per share and 12,500 shares at $0.72 per share.

(4) Includes currently exercisable options to purchase 12,500 shares at $0.72 per share.

(5) Includes currently exercisable options to purchase 50,000 shares at $0.72 per share.

(6)  Includes securities reflected in footnotes 1-5.

     To the knowledge of the Management of the Company, the following table sets forth, as of November 16, 1998, the number of voting shares represented by the securities beneficially owned by any person (including any "group") who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities outstanding on that date.

Name and Address of                Amount and Nature of
OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP    PERCENT OF CLASS
--------------------------------  -----------------------  -----------------

Robert W. and Linda C. Truxell               1,026,462(1)             18.32%
10200 Ford Road
Dearborn, MI  48126

Alan Moore                                     925,000(2)             15.89%
9441 LBJ Freeway
Suite 500
Dallas, TX  75243

James P. Fagan                                 633,327(3)             11.56%
10200 Ford Road
Dearborn, MI 48126

---------------------------------



(1) Includes: (i) 345,800 shares held jointly; (ii) currently exercisable options and warrants to purchase 50,000 shares at $0.72 per share; (iii) currently exercisable options to purchase 505,662 shares at $0.80 per share; and (iv) currently exercisable options to purchase 125,000 shares at $1.00 per share.

(2) Consists of currently exercisable warrants to purchase 900,000 common shares at $1.20 per share on or before January 10, 2006.

(3) Includes currently exercisable options and warrants to purchase: (i) 70,386 shares at $0.80 per share; (ii) 125,000 common shares at $0.88 per share; and (iii) 360,841 shares at $1.00 per share.

     All percentages in this section were calculated on the basis of outstanding securities plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

     Management is not aware of any arrangements or agreements pledging securities which could in the future result in a change of control of the Company.

                                  PROPOSAL ONE
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                       TO AUTHORIZE 10,000,000 SHARES OF
                                PREFERRED STOCK

BACKGROUND AND DISCUSSION OF PROPOSED AMENDMENT

  The Company's presently authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value per share. It is proposed that the Articles of Incorporation of the Company be amended to authorize a total of 10,000,000 shares of preferred stock with a par value of $0.001 per share ("Preferred Stock"). The Preferred Stock could have preference over the Common Stock with respect to the payment of dividends and other possible preferences as would be determined by the Board of Directors of the Company at the time of establishment of a series of Preferred Stock. The holders of the Company's Common Stock do not have preemptive rights under the Articles of Incorporation to acquire any additional securities of any class or type of the Company.

  As permitted by the Nevada Revised Statutes ("Nevada Statutes"), the Board of Directors would be empowered to designate and issue the Preferred Stock in series, at any time or from time to time, and to determine the price or prices, the number of shares designated for a particular series, and the relative voting powers, preferences, limitations, restrictions and rights of each class or series of Preferred Stock. Among the determinations to be made by the Board of Directors for each issuance of a series of Preferred Stock are:

  a. the stated value of shares constituting a series, if different from the par value;

  b. the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividend shall accrue;

  c. whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

  d.  the amount payable upon shares in event of involuntary liquidation;

  e.  the amount payable upon shares in event of voluntary liquidation;

  f. sinking fund or other provisions, if any, for the redemption or purchase of shares;

  g. the terms and conditions on which shares may be converted, if the shares of any series are issued with the right of conversion; and

  h.  voting powers, if any.

Such determination would take into account the circumstances pertinent at that time and would be made by resolution of the Board of Directors and by filing a certificate of designation with the Nevada Secretary of State setting forth the resolution prior to issuing the particular shares of Preferred Stock comprising the series.

REASONS FOR REQUESTING AUTHORIZATION OF PREFERRED STOCK

     If approved, the authorization of Preferred Stock will provide for such stock to be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of shareholders of the Company will be required, except as provided under the Nevada Statutes or the rules of any national securities exchange on which shares of the Company are at the time listed. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions. If Proposal One is approved, the Company has no intent to issue any shares of the Preferred Stock to the Company's management.

     In the event that Proposal One above is approved by the Company's shareholders, the Company intends to immediately designate 2,500,000 shares as Series A Convertible Preferred Stock ("Series A"). See "Proposed Rights, Designations and Preferences of the Series A Convertible Preferred Stock" below. Upon designation of Series A, the Company intends to make available for issuance 1,500,000 shares of Series A to the holders of the Company's $1,500,000 convertible debentures in exchange for their convertible debentures. The Company's management desires to convert the debentures to shares of Series A because the conversion of debt to equity will strengthen the Company's financial position in an effort to meet the minimum maintenance requirements for listing of the Company's Common Stock on the Nasdaq SmallCap Market. The holders of the debentures will have the option of exchanging their debentures for the Series A shares.

  The Common Stock of the Company is currently listed on Nasdaq under the trading symbol "KRHC". There are a number of continuing requirements that must be met in order for the Common Stock to remain eligible for quotation on Nasdaq. In order to continue to be quoted on Nasdaq, a company must maintain, among other things, net tangible assets of at least $2,000,000, a market capitalization of at least $35,000,000 or net income in two of the last three fiscal years of at least $500,000. By letter dated October 19, 1998, the Nasdaq Stock Market, Inc. advised the Company that the Company is not in compliance with this maintenance requirement, and that the Company's Common Stock would be
delisted.   The Company is appealing this decision and has requested an oral hearing with Nasdaq.

  Of the Nasdaq criteria listed above, the Company's management hopes to achieve and maintain net tangible assets of at least $2,000,000. Net tangible assets equals the Company's total assets less total liabilities and goodwill. The conversion of the debentures to Preferred Stock would decrease the Company's liabilities (by reducing debentures payable by $1,500,000) without decreasing assets (the corresponding accounting entry will increase equity by $1,500,000). The conversion of the debentures to Series A will increase the Company's net tangible assets for purposes of maintaining its listing on the Nasdaq SmallCap Market; however, there can be no assurance that all, or any, of the debenture holders will exchange their debentures for Series A shares.

  In addition to converting the debentures to shares of Series A, the Company may be able to strengthen its financial position by obtaining additional equity investors, in that investors may be willing to invest in the Company's Preferred Stock when they would not otherwise be willing to invest in the Company's Common Stock. If the Company issues Preferred Stock to new investors, this would also increase the Company's net tangible assets due to an increase in assets for the consideration received for the stock without increasing liabilities.

  The Company would also be able to offer Preferred Stock to the Company's other lenders and debt holders in exchange for the extinguishment of outstanding debt. Debt holders that agree to convert their outstanding debt to equity often require that companies issue preferred stock rather than common stock in exchange for relinquishing their debt. When debt holders convert their debt to equity, they often forego a security interest in assets of the company which have been pledged as security for the debt. With preferred stock, the debt holders can retain some preferential rights resembling their former security interest, in that preferred shareholders often have a higher preference than common shareholders for payment upon liquidation of a company. In addition, preferred shareholders are sometimes entitled to dividends in preference to the common shareholders, which debt holders sometimes require in lieu of the interest they were collecting on the debt.

  The continued failure to meet the Nasdaq maintenance criteria could result in the delisting of the Company's Common Stock from Nasdaq. In such event, trading, if any, in the Common Stock may then continue to be conducted in the non-Nasdaq over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, the Company's Common Stock would then be defined as a "penny stock" by rules adopted by the U.S. Securities and Exchange Commission ("Commission"). In such event, brokers and dealers effecting transactions in the Common Stock with or for the account of a customer must obtain the written consent of a customer prior to purchasing the Common Stock, must obtain certain information from the customer and must provide certain disclosures to such customer. These requirements may have the effect of reducing the level of trading in the secondary market, if any, of the Common Stock and reducing the liquidity of the Common Stock.

  If Proposal One is approved, the Preferred Stock could be issued at the discretion of the Board of Directors for any lawful corporate purpose without further action by the shareholders. The flexibility afforded by the authority of the Board of Directors to issue shares of Preferred Stock, and to vary features such as dividend rates and conversion rights thereof to meet the exigencies of a particular transaction, will allow the Company advantages in negotiations and flexibility in being able to structure transactions involving the issuance of such stock.

PROPOSED AMENDMENT

  The Board of Directors of the Company recommends that the Company's Articles of Incorporation be amended by deleting the first paragraph of Article II in its entirety and replacing it as follows:

     The aggregate number of shares of capital stock which the corporation shall have authority to issue is 100,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. The preferred stock may be issued in any number of series, as determined by the Board of Directors. The Board of Directors may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, including voting powers, designations, preferences, limitations and restrictions, pertaining to each class or series of preferred stock or any wholly unissued preferred shares. The Board of Directors may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

Proposed Rights, Designations and Preferences of the Series A Convertible Preferred Stock

  If Proposal One is approved by the Company's shareholders, the Board of Directors intends to designate 2,500,000 of the preferred shares as "Series A Convertible Preferred Stock." A summary of the intended rights, preferences, privileges and restrictions imposed upon Series A as currently anticipated by the Board of Directors are set forth below. The Board of Directors may change some of these provisions if necessary to encourage holders of the debentures to exchange for Series A shares.

Dividends:  Series A will receive 8% cumulative dividends when and as declared
----------
by the Board.

Liquidation and Dissolution: Upon the voluntary or involuntary liquidation,
----------------------------
winding up or dissolution of the Company, out of the assets available for distribution, holders of shares of Series A will be entitled to receive, in preference to any payments on the Common Stock only, an amount equal to One Dollar and Twenty Cents ($1.20) per share, plus cumulative dividends that are accrued and unpaid to the date payment is made available to the Series A. After the full preferential liquidation amount has been paid to, or determined and set apart for, Series A, the remaining assets shall be payable to the holders of the Common Stock. In the event the assets of the Company are insufficient to pay the full preferential liquidation amount required to be paid to the Series A, the Series A shall receive such funds pro rata on a share for share basis.

Voting:  A holder of a share of Series A shall not be entitled to vote on any
-------
matters.

Conversion:  The holders of shares of Series A will be entitled, at their
-----------
option, to convert their shares of Series A at any time prior to June 11, 2003 into shares of Common Stock of the Company at a conversion price ("Conversion Price") for each share of Common Stock equal to the lesser of (i) $2.50 or (ii) 75% of the five day average closing bid price of the Common Stock, as reported by Bloomberg, LP for the five trading days immediately preceding the applicable conversion date.

     On June 11, 2003 ("Mandatory Conversion Date"), all shares of Series A that have not been converted into shares of Common Stock shall be converted into shares of Common Stock at the Conversion Price. Other than on the Mandatory Conversion Date, in no event will the holders of shares of Series A be entitled to convert that amount of shares of Series A into Common Stock when upon conversion the sum of (1) the number of shares of Common Stock beneficially owned by that holder and its affiliates prior to the conversion, plus (2) the number of shares of Common Stock issuable upon the conversion, would result in beneficial ownership by that holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. No fractional shares or scrip representing fractions will be issued on conversion.

Adjustments to Conversion Price:  In the event that the Company shall at any
--------------------------------
time after the issuance of the Series A (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock (other than payment of dividends on the Series A), (ii) subdivide the outstanding Common Stock, (iii) combine the Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification the Common Stock (including in connection with a consolidation or merger where the Company remains as the surviving entity), then the Conversion Price shall be adjusted to reflect a price that is as if the holders of shares of Series A had converted shares into Common Stock prior to the event triggering the adjustment.

Redemption:  The Company may redeem, in cash, the shares of Series A at any time
-----------
upon giving a redemption notice to the holders of the Series A at a redemption price equal to 133% of the total of $1 per share plus the amount of accrued and unpaid dividends per share on the Series A. Other than the redemption by the Company as stated in the previous sentence, the Series A is not redeemable.

EFFECTS OF ADOPTION OF AMENDMENT ON SHAREHOLDERS

  Anti-Takeover Effects.  The authorized but unissued shares of Preferred Stock
  ---------------------
for which approval is sought could be used by incumbent management to make more difficult a change in control of the Company. Under certain circumstances such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote as a class, either separately or with the holders of Common Stock, upon any proposed merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. For information with respect to the ownership of shares of the Company's voting stock by directors and officers, see "Security Ownership of Certain Beneficial Owners and Management" above.

  The authorization of Preferred Stock might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction that may not be in the best interest of all of the shareholders, since the issuance of new shares of Preferred Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. Additionally, Common Stock could be issued diluting the ownership interest of a potential acquirer. DESPITE SUCH ANTI-TAKEOVER IMPLICATIONS, THIS PROPOSAL IS NOT THE RESULT OF MANAGEMENT'S KNOWLEDGE OF ANY EFFORT TO ACCUMULATE THE COMPANY'S SECURITIES OR TO OBTAIN CONTROL OF THE COMPANY BY MEANS OF A MERGER, TENDER OFFER, SOLICITATION IN OPPOSITION TO MANAGEMENT OR OTHERWISE.

  Dilutive Effect.  The issuance of shares of Preferred Stock having conversion
  ---------------
rights might have the effect of diluting the interests of other shareholders. In addition, it should be anticipated that any shares of Preferred Stock which may be issued would have dividend and liquidation preferences which would be superior to those of the Common Stock. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Approval of Proposal One requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock. The Board of Directors recommends the shareholders vote "for" the proposed amendment to the Company's Articles of Incorporation to authorize 10,000,000 shares of $0.001 par value Preferred Stock.


                                 OTHER MATTERS

     Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Smythe Ratcliffe, our independent public accounts, are not expected to be present at the Meeting. Representatives of Smythe Ratcliffe will, however, have the opportunity to make a statement to be read at the Meeting if they desire to do so and will be available to respond to appropriate questions submitted to them.

                             SHAREHOLDER PROPOSALS

     Any proposal which a shareholder may have desired to present at the 1999 Annual Meeting of Shareholders had to be received in writing by the Secretary of the Company no later than October 26, 1998.

     Effective June 29, 1998, the United States Securities and Exchange Commission adopted new rules relating to shareholder proposals which shareholders do not request be included in the Company's proxy statement to be used in connection with the Company's Annual Meeting of Shareholders. Under these new rules, proxies that confer discretionary authority will not be able to be voted on a shareholder proposal to be presented at the Annual Meeting of Shareholders if the shareholder provides the Company with advance written notice of the shareholder's proposal on a date in the current year that is at least 45 days prior to the date the prior year's proxy materials were mailed to the Company's shareholders. If a shareholder fails to so notify the Company, proxies that confer discretionary authority will be able to be voted when the proposal is presented at the Annual Meeting of Shareholders.

     In accordance with the new rules, proxies which confer discretionary authority will be able to be voted on shareholder proposals that the shareholders do not request be included in the Company's proxy statement but plan to present at the Company's next Annual Meeting of Shareholders unless the Company receives notice of the proposals by no later than January 8, 1999.


                           INCORPORATION BY REFERENCE

     This Proxy Statement hereby incorporates by reference the following documents filed by the Company with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as if set forth herein: (a) the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 1998, and (b) the Company's quarterly report on Form 10-QSB for the quarterly period ended July 31, 1998.

     This Proxy Statement shall be automatically updated by the Company's filing of reports under the Exchange Act (including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and annual reports to shareholders) with the Commission, and all such reports will be automatically incorporated by reference in this Proxy Statement.


                         BY ORDER OF THE BOARD OF DIRECTORS,


                         James P. Fagan, President

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                                     PROXY

--------------------------------------------------------------------------------

                                RICH COAST INC.
                                10200 Ford Road
                           Dearborn, Michigan  48126
                                 (313) 582-8866

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     RECEIPT OF PROXY STATEMENT HEREBY IS ACKNOWLEDGED

     The undersigned hereby constitutes and appoints James P. Fagan with full power of substitution, as proxy to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the offices of the Company, located at 10200 Ford Road, Dearborn, Michigan 48126, on Wednesday, January 13, 1999, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, upon the following:

     Proposal One - Approval of an amendment to Article II of the Company's Articles of Incorporation to authorize 10,000,000 shares of $0.001 par value Preferred Stock:

             For   /   /     Against     /   /  Abstain     /   /

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSAL, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL LISTED ABOVE. UNLESS OTHERWISE SPECIFIED,
      ---
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

     Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable. A corporation must sign in its name by the President or other authorized officer. ALL CO-OWNERS AND EACH JOINT OWNER MUST SIGN.

Date:  _______________________

                                  _____________________________________
                                  Signature(s)

                                  Address if different from that on envelope:

                                  _____________________________________
                                  Street Address

                                  _____________________________________
                                  City, State and Zip Code


Please check if you intend to be present at the meeting: _____